EXHIBIT 5.1

December 7, 2022

Vemanti Group, Inc.

7545 Irvine Center Dr., Ste 200

Irvine, CA 92618

Re:	Vemanti Group, Inc.
Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Vemanti Group, Inc., a Nevada corporation (the “Company”), in connection with its preparation and filing of a registration statement on Form S-1 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the proposed resale from time to time of up to 166,666,667 shares (the “Shares”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”), to be offered pursuant to the prospectus which is part of the Registration Statement (the “Prospectus”) by certain selling shareholders (the “Selling Shareholders”) named in the Prospectus. The Shares consist of an aggregate of 166,666,667 shares of Common Stock issuable pursuant to an Equity Financing Agreement (the “Equity Financing Agreement”) the Company entered into with Jefferson Street Capital LLC (“Jefferson”) on November 7, 2022, which was dated as of October 25, 2022.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related Prospectus, other than as expressly stated herein with respect to the issue of the Shares. It is understood that the opinions set forth below are to be used only in connection with the offer while the Registration Statement is in effect.

In connection therewith, in rendering this opinion, we have examined and relied upon original, certified, conformed or other copies of (a) the Company’s Articles of Incorporation and Bylaws, as amended and currently in effect, (b) resolutions of the Board of Directors of the Company, the Registration Statement and the exhibits thereto, (c) the Equity Financing Agreement and (d) such corporate records of the Company, certificates of public officials, certificates of officers of the Company and other documents, agreements and instruments as we have deemed necessary as to matters of fact and have made such examinations of laws as we have deemed relevant as a basis for the opinions herein contained. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photo static copies and the authenticity of the originals of such latter documents. In providing these opinions, we have further relied as to certain matters on information obtained from officers of the Company.

420 Lexington Avenue

Suite 2446

New York, NY 10170

NYC Office: 646.861.7891

www.cronelawgroup.com

Based upon and subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the issuance of the Shares has been duly authorized by all necessary corporate action of the Company, and the Shares, when issued and sold by the Company and delivered by the Company against payment therefor in accordance with the terms and conditions of the Equity Financing Agreement in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

We are attorneys admitted to practice in New York. We are familiar with the applicable provisions of the Nevada Business Corporation Act and reported judicial decisions interpreting those laws, and we have made such inquiries with respect thereto as we consider necessary to render this opinion with respect to a Nevada corporation. This opinion letter is opining upon and is limited to the current federal securities laws of the United States and Nevada law, as such laws presently exist, and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule, or regulation relating to securities or to the sale or issuance thereof.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ THE CRONE LAW GROUP, P.C.

THE CRONE LAW GROUP, P.C.

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